UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2007

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19793 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, on April 30, 2007, Metretek Technologies, Inc., a Delaware corporation (the “Company”), terminated the employment of Daniel J. Packard, who had served as the President and Chief Executive Officer of Marcum Gas Transmission, Inc. (“MGT”), a wholly-owned subsidiary of the Company.
     In connection therewith, on May 21, 2007, the Company entered into a Termination Agreement and Release with Mr. Packard (the “Termination Agreement”), which sets forth the terms and conditions of the termination of his employment, including but not limited to his severance arrangements. Mr. Packard has the right to revoke the Termination Agreement for a seven day period expiring May 28, 2007, and if he does not exercise his right of revocation, the Termination Agreement will become binding and effective on May 29, 2007.
     Under the Termination Agreement:
     (i) The Company will pay Mr. Packard severance payments, for a period of nine months, on regular payroll dates in the aggregate amounts equal to $72,000.
     (ii) The Company has entered into a consulting agreement with Mr. Packard, pursuant to which he has agreed to provide his consulting services to the Company for a period of nine months, as requested by the Company, for up to 50 hours per month, cumulative up to 100 hours, for a consulting fee of $5,333 per month.
     (iii) All amounts payable to Mr. Packard are subject to applicable federal, state and local withholding taxes and other appropriate payroll deductions.
     (iv) Mr. Packard’s coverage under the Company’s life insurance, disability or health care insurance programs and any other employee benefits ended on April 30, 2007.
     (v) The Company and Mr. Packard have agreed to mutually release each other from all general claims, subject to certain specified exceptions, and to mutual confidentiality and non-disparagement obligations.
     (vi) Mr. Packard have agreed to cooperate with the Company in matters of management transition and in the defense of claims against or the prosecution of claims by the Company.
     (vii) Mr. Packard has agreed to certain non-competition, confidentiality and intellectual property rights covenants relative to the Company, including agreeing not to compete with the business of the Marcum Midstream 1995-2 Business Trust, a Delaware statutory trust (“Trust”), which is managed by MGT, within a 100 mile radius of any of the Trust’s facilities for a period of two years.
     The Termination Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description is qualified in his entirety by reference to, and should be read in conjunction with, such exhibit.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Termination Agreement and Release, dated as of May 21, 2007, between Metretek Technologies, Inc. and Daniel J. Packard

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer
Dated: May 25, 2007

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